UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

Vislink Technologies, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bilby Road, Suite 15, Building 2

 Hackettstown, NJ 07840

 (Address of principal executive offices)

Registrant’s telephone number, including area code: 908-852-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to the Bylaws; Change in Fiscal Year

On and effective August 18, 2021, the board of directors of Vislink Technologies, Inc. (the “Corporation”) amended and restated the Corporation’s Second Amended and Restated Bylaws to add an exclusive forum provision as new Article VIII. Under new Article VIII, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. This exclusive forum provision supplements the existing exclusive forum provision contained in Section 11 of the Amended and Restated Certificate of Incorporation of the Corporation, which provides that unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Corporation’s certificate of incorporation or by-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

In addition, the board also amended Article II - Section 6 of the Corporation’s blyaws to change the quorum for stockholder meetings. As amended, except as otherwise provided by law, the Corporation’s certificate of incorporation or bylaws, a quorum shall constitute at least one-third (33.33%) of the shares issued and outstanding entitled to vote on the matters at the meeting, present in person or by proxy. The change to the quorum requirement for stockholder meetings from a majority to one-third (33.33%) is intended to improve the Corporation’s ability to take action at stockholder meetings when called.

The foregoing summary is qualified in its entirety by reference to the text of Third Amended and Restated Bylaws of the Corporation filed as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 18, 2021, the Corporation held its annual meeting of shareholders (the “Meeting”). The total number of shares entitled to vote at the Meeting was 45,652,249 and there were present, in person or by proxy, 23,385,280 shares, which constituted a quorum for the Meeting. The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of Directors

The following directors were elected to a one-year term of office expiring at the 2022 Annual Meeting of Stockholders:

NOMINEE	FOR (#)	FOR (%)	WITHHELD (#)	WITHHELD (%)	BROKER NON-VOTES
Susan Swenson	8,969,031	85.75%	1,489,964	14.25%	12,926,285
Carleton M. Miller.	9,776,937	93.48%	682,058	6.52%	12,926,285
General James T. Conway	8,919,406	85.28%	1,539,589	14.72%	12,926,285
Jude T. Panetta	9,692,039	92.67%	766,956	7.33%	12,926,285
Ralph Faison	8,900,453	85.10%	1,558,542	14.90%	12,926,285
Brian Krolicki	9,710,306	92.84%	748,689	7.16%	12,926,285

Proposal 2: Ratification of Appointment of Marcum LLP as Independent Registered Public Accounting Firm

A proposal to ratify the selection of Marcum LLP as the Corporation’s independent registered public accounting firm for its fiscal year ending December 31, 2021 was adopted with the votes shown:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
22,447,790	487,98	449,562	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Bylaws, dated August 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISLINK TECHNOLOGIES, INC.

Date: August 20, 2021	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer